UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): June 30, 2005

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of Registrant as specified in its charter)

                            Retail HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

           DELAWARE                     001-16369                13-5674085
(State or other jurisdiction     Commission File Number       (I.R.S. Employer
     of incorporation)                                       Identification No.)

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                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
                         (Registrant's telephone number,
                              including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange (17 CFR 240.13e-4(c))

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Item 8.01    Other Events

In connection with a merger of Sears, Roebuck and Co. (NYSE: "S") and Kmart Holding Corporation, Sears, Roebuck and Co. will no longer be an underlying constituent of the Retail HOLDRS Trust. The Bank of New York received cash payments in the amount of $300.00 for the 6 shares of Sears, Roebuck and Co. common stock per 100 share round lot of the Retail HOLDRS. The Bank of New York distributed the cash at a rate of $3.00 per depositary share on April 8, 2005.

As a result of a 2 for 1 stock split of CVS Corporation (NYSE: "CVS") on June 10, 2005, the number of shares of CVS Corporation represented by each 100 round lot of Retail HOLDRS has been increased from 7 shares to 14 shares.

Item 9.01.   Financial Statements and Exhibits

             (c)   Exhibits

                   99.1 Retail HOLDRS Trust Prospectus Supplement dated June 30, 2005 to Prospectus dated October 25, 2004.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED


Date:  August 15, 2005                         By: /s/ Satyanarayan R. Chada
                                                   -----------------------------
                                               Name:  Satyanarayan R. Chada
                                               Title: First Vice President


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                                  EXHIBIT INDEX

Number and Description of Exhibit
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(99.1)   Retail HOLDRS Trust Prospectus Supplement dated June 30, 2005 to
         Prospectus dated October 25, 2004.


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